MEMORANDUM

January 6, 2002

To:      The Board of Directors of SecureStaff Systems Inc

From:    Dr. Peter G. Donnelly
         82 Islandview Crescent
         Wasaga Beach, ON
         L0L 2P0

RE:      Amendment of original contract dated January 1, 2000 : Director of
          Client Services

The purpose of this letter is to confirm the terms and conditions of my employment contract of January 1, 2000 as re-negotiated

Title: Acting CEO

1. Responsibilities
        o   Develop and Create Psychometric Screening Software Program(s). These
            programs will be the property of the Company and will represent the key product and service sold by the company.
        o   Develop and maintain a statistical infrastructure to support the
            Company's products.
        o   Manage, Audit, Monitor the products Sold and Marketed by the
            Company.
        o   Manage 24/7 Web Site Results Processing Operations
        o   Recruit, Train, and Supervise additional Professional Psychologists and support staff.
        o   Develop, Create, and Produce materials to support sales and marketing of the Company's three key Branded products: jobFit,
            careerFit, and studentFit, and their sub - Brand(s).  Attend to
            Marketing Presentation when necessary.
        o   Operate within established budgetary parameters.
        o   File monthly results reports on appropriate topics and activities.
        o   File monthly summary reports for presentation to Executive Committee or Board of Directors.
        o   From a team - centered concept, assist all Company employees in creating a value centered workplace where employees, managers, and shareholders will participate in the personal and financial rewards wrought by outstanding performance.
        o   Provide training, mentoring, and instruction to employees when necessary.
        o   Manage Product Development Projects.
        o   Manage the security, utilization, and applications of the Company's database.
        o   Integrate IT systems and reports.
        o   Represent the Company in Professional Environs and Conferences.
        o   Manage and conduct quality control reviews of on line products.
        o   Perform the duties of Acting CEO as assigned by the Board

2. Compensation

        o   Base Salary:$38,217 per annum payable at $3,184 per month paid on the first business day of the month
        o   Escalations in Salary: Concurrent with the successful completion of an Initial Public Offering of the company's treasury shares yielding not less than $250,000, an increase in annual salary to $91,716 payable at $7,643 per month.
        o   Additional Share, Cash Incentives, or Option Plan Bonuses per
            program instituted by Board of Directors.
        o   Vacation Policy: Four weeks of paid vacation each calendar year, which vacation weeks shall not accumulate beyond and eighteen-month period, and which vacation is intended to be utilized in two week intervals.

3. Term: Three (3) Years
4. Initiation Date: January 1, 2000

Sincerely

Dr Peter G. Donnelly